UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 11, 2005
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 11, 2005, Chesapeake Corporation ("Chesapeake") issued a press release announcing that its Board of Directors has elected Brian Buchan a director of the corporation. Mr. Buchan is the former chief executive of SSL International PLC and currently serves as a non-executive director of Richmond Foods, PLC. There are no related party transactions between Mr. Buchan and Chesapeake as described by Item 404(a) of Regulation S-K, and there was no arrangement or understanding pursuant to which Mr. Buchan was nominated as director. The Board of Directors has elected Mr. Buchan to the Corporate Governance and Nominating Committee.

The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Bylaws of Chesapeake Corporation were amended effective October 11, 2005. A copy of the amended bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. A description of the provisions changed by the amendments is set out below.

Article IV, Section 2 was amended to change the number of Directors constituting the Board of Directors from eleven to twelve, who shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible.

Article IV, Section 9 was amended to provide that, no person shall be elected or re-elected to the Board of Directors if at the time of any proposed election or re-election he or she shall have attained the age of 72.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	Exhibit No.	Description
	3.1	Bylaws, as amended effective October 11, 2005

	99.1	Chesapeake Corporation press release, issued on October 11, 2005, announcing the election of Brian Buchan to its Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: October 13, 2005	BY:	/s/ J.P. Causey Jr.
J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Bylaws, as amended effective October 11, 2005

99.1	Chesapeake Corporation press release, issued on October 11, 2005, announcing the election of Brian Buchan to its Board of Directors